Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form F-2 of our report dated March 21, 2004 relating to the 2003 consolidated financial statements of Elbit Vision Systems, Ltd., which appears in Elbit Vision Systems Ltd.’s Form 6-K dated April 2, 2004. We also consent to the references to us under the headings “Experts” in such Registration Statement.

/s/KESSELMAN & KESSELMAN
KESSELMAN & KESSELMAN

Haifa, Israel
October 28, 2004